UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 5, 2018

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Dolphin Entertainment, Inc.

(Exact Name of Registrant as Specified in its Charter)

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Florida	001-38331	86-0787790
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2151 Le Jeune Road, Suite 150-Mezzanine

Coral Gables, FL 33134

(Address of Principal Executive Offices) (Zip Code)

(305) 774-0407

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01

Entry into a Material Definitive Agreement

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 5, 2018 (the “Closing Date”), Dolphin Entertainment, Inc., a Florida corporation (the “Company”), issued an 8% secured convertible promissory note (the “Note”) in the principal amount of $1.5 million to Pinnacle Family Office Investments, L.P. (“Pinnacle”) pursuant to a Securities Purchase Agreement, dated the same date, between the Company and Pinnacle (the “Securities Purchase Agreement”).  The Securities Purchase Agreement contains customary representations and warranties and affirmative and negative covenants.  The Company used the proceeds of the Note to finance the Company’s previously reported acquisition of The Door Marketing Group, LLC, a New York limited liability company, which transaction was consummated on the Closing Date (“The Door”).

The Company’s obligations under the Note are secured by primarily a lien on the assets of The Door and any subsidiaries of Dolphin formed after the Closing Date to a Security Agreement, dated as of the Closing Date (the “Security Agreement”). Additionally, one of the Company’s wholly owned subsidiaries guaranteed the Company’s obligations under the Note pursuant to a Subsidiary Guarantee dated as of the Closing Date (the “Subsidiary Guarantee”).

The Company must pay interest on the principal amount of the Note, at the rate of 8% per annum, in cash on a quarterly basis. The Note matures on January 5, 2020.  The Company may prepay the Note in whole, but not in part, at any time prior to maturity; however, if the Company voluntarily prepays the Note, it must (i) pay Pinnacle a prepayment penalty equal to 10% of the prepaid amount and (ii) issue to Pinnacle warrants to purchase 100,000 shares of Common Stock with an exercise price equal to $3.25 per share.  The Note also contains certain customary events of default.  The holder may convert the outstanding principal amount of the Note into shares of the Company’s common stock (the “Conversion Shares”) at any time at a price per share equal to $3.25, subject to adjustment for stock dividends, stock splits, dilutive issuances and subsequent rights offerings.  At the Company’s election, upon a conversion of the Note, the Company may issue Conversion Shares in respect of accrued and unpaid interest with respect to the principal amount of the Note converted by Pinnacle.

The foregoing summaries of the Note, the Securities Purchase Agreement, the Security Agreement and the Subsidiary Guarantee do not purport to be complete and are qualified in their entirety by reference to the full text of the Note, the Securities Purchase Agreement, the Security Agreement and the Subsidiary Guarantee, which are filed as Exhibits 4.2, 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and incorporated by reference in this Item 2.03.

Item 3.02

Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 and Item 2.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.  The Company offered and sold the Note and the Conversion Shares (collectively, the “Securities”) in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.  Pinnacle represented to the Company that it was an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act.  None of the Securities have been registered under the Securities Act and are “restricted securities” as that term is defined by Rule 144 promulgated under the Securities Act.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Senior Secured Convertible Promissory Note Due January 5, 2020
10.1	Securities Purchase Agreement, dated July 5, 2018, by and among the Company and Pinnacle
10.2	Security Agreement, dated July 5, 2018, by and among the Company and Pinnacle
10.3	Subsidiary Guarantee, dated July 5, 2018, by The Door in favor of Pinnacle

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLPHIN ENTERTAINMENT, INC.

Date: July 11, 2018	By:	/s/ Mirta A. Negrini
	Name:	Mirta A. Negrini
	Title:	Chief Financial and Operating Officer